Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Grandparents.com, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-153705) pertaining to the Pacific Biometrics, Inc. 2005 Stock Incentive Plan, of our report dated March 30, 2012, with respect to the financial statements of Grandparents.com, LLC included in the current report on Form 8-K/A dated February 22, 2012, filed by Grandparents.com, Inc. with the Securities and Exchange Commission on March 30, 2012.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

March 30, 2012